EXHIBIT 16.1

July 8, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by PEDEVCO Corp. under Item 4.01 of its Form 8-K dated July 8, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of PEDEVCO Corp. contained therein.

Very truly yours,

Marcum LLP

Marcum llp / 6002 Rogerdale Road / Suite 300 / Houston, TX 77072  / Phone 281.223.5500  / marcumllp.com